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                                                                     Exhibit 4.9


                              AMENDED AND RESTATED
                             STOCKHOLDERS AGREEMENT

                  This Amended and Restated Stockholders Agreement dated February 25, 1998 (this "Agreement") by and among Orbital Imaging Corporation, a Delaware corporation (the "Company"), Orbital Sciences Corporation, a Delaware corporation ("Orbital"), and each of the individuals or entities signatory hereto (each a "Stockholder" and together the "Stockholders").

                              W I T N E S S E T H :

                  WHEREAS, pursuant to the terms and conditions of the Stock Purchase Agreement dated as of May 7, 1997, as amended by the Amendment No. 1 dated July 3, 1997, by that Amendment No. 2 dated December 29, 1997 and as amended and restated dated as of February 25, 1998 (the "Amended and Restated Stock Purchase Agreement") between the Company and the purchasers signatory thereto (the "Purchasers") and acknowledged and agreed and joined in by Orbital, the Company has issued and sold, and the Purchasers have severally purchased, shares of Series A Cumulative Convertible Preferred Stock of the Company (the "Series A Preferred Stock") in the aggregate amount of 300,100 shares for an aggregate purchase price of $30,010,000, which shares of Series A Preferred Stock are convertible into shares of Common Stock of the Company;

                  WHEREAS, the Company has authorized the issue and sale, under certain circumstances, of an aggregate of 600,000 shares of Series A Preferred Stock, which shares, when and if purchased by any Stockholder, shall be subject to the terms hereof;

                  WHEREAS, it was a condition precedent to the obligation of the Purchasers to purchase the Series A Preferred Stock pursuant to the Stock Purchase Agreement that the parties entered into the Stockholders' Agreement dated as of May 8, 1997 (the "Original Agreement");

                  WHEREAS, the Company and the Purchasers amended this Stockholders' Agreement dated as of July 3, 1997 ("Amendment No. 1") pursuant to which Export Development Corporation agreed to the terms hereof in connection with the sale by the Company to Export Development Corporation of 72,605 shares of Series A Preferred Stock;

                  WHEREAS, the Company and the Purchasers desire to amend and restate the Original Agreement, as amended, in its entirety in order to make certain changes thereto to reflect the terms and conditions of the indenture (the "Indenture") entered into by the Company and the trustee named therein dated as the date first written above pursuant to which the Company issued $150 million aggregate principal amount of 11 5/8% Senior Notes due 2005 (the "Notes").

                  NOW, THEREFORE, in consideration of the agreement of the Purchasers to purchase the Series A Preferred Stock and other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE 1.
                                   DEFINITIONS

                  1.1. Defined Terms. All terms capitalized but not defined herein shall have the meanings attributable to such terms in the Amended and Restated Stock Purchase Agreement, including Exhibit A thereto, except where the context otherwise requires. The following



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additional terms when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings, such meanings to be equally applicable to the singular and plural forms thereof:

                  "Holder" shall mean any holder of Registrable Securities.

                  "Initiating Holder" shall mean any Holder or Holders who in the aggregate are Holders of more than 35% of the then issued and outstanding Registrable Securities.

                  "License" shall mean any Federal Communications Commission License or Department of Commerce License relating to the commercial operation of OrbView-2 and the OrbView Satellites (including the Department of Commerce License and the Federal Communications Commission License currently owned by Orbital relating to the operation of OrbView-2) that is material to the business of the Company.

                  "Other Demand Holders" shall mean any holders of securities of the Company having the right, granted hereafter, to demand registration thereof as described in Section 5.1(c), including the holders of any shares of Series C Preferred Stock.

                  "Permitted Transferee" shall mean any "accredited investor" as defined in Regulation D under the Securities Act other than (i) a Specified Competitor or (ii) a Foreign Person (unless a Transfer to such Person would not adversely affect any License then in effect).

                  "Register", "registered" and "registration" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act (and any post-effective amendments filed or required to be filed) and the declaration or ordering of effectiveness of such registration statement.

                  "Registrable Securities" shall mean at any time (i) the Common Stock previously issued or, unless the context otherwise requires, issuable upon conversion of the Series A Preferred Stock, (ii) any Common Stock issued subsequent to the conversion of any of the Series A Preferred Stock as a dividend or other distribution with respect to, or in exchange for or in replacement of, the Common Stock issued upon such conversion, (iii) any Common Stock acquired pursuant to exercise of any right described in Article 3 or
Article 4, and (iv) any Common Stock otherwise issued with respect to any securities described in clauses (i) through (iii), in each case in clauses (i) through (iv) to the extent held by any Purchaser or such Purchaser's successors or permitted assigns.

                  "Registration Expenses" shall mean all expenses incident to the Company's performance of or compliance with its obligations under Sections
5.1 and 5.2 hereof, including without limitation, all Commission, NASD and stock exchange or NASDAQ registration and filing fees and expenses, fees and expenses of compliance with applicable state securities or "blue sky" laws (including, without limitation, reasonable fees and disbursements of counsel for the underwriters in connection with "blue sky" qualifications of the Registrable Securities), printing expenses, messenger and delivery expenses, the fees and expenses incurred in connection with the listing of the securities to be registered in an initial public offering on each securities exchange or national market system on which such securities are to be so listed and, following such initial public offering, the fees and expenses incurred in connection with the listing of such securities to be registered on each securities exchange or national market system on which such securities are


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listed, fees and disbursements of counsel for the Company and all independent certified public accountants (including the expenses of any annual audit and "cold comfort" letters required by or incident to such performance and compliance), the fees and disbursements of underwriters customarily paid by issuers or sellers of securities (including the fees and expenses of any "qualified independent underwriter" required by the NASD), the reasonable fees of one counsel retained in connection with each such registration by the holders of a majority of the Registrable Securities being registered, the reasonable fees and expenses of any special experts retained by the Company in connection with such registration, and fees and expenses of other Persons retained by the Company (but not including any underwriting discounts or commission or transfer taxes, if any, attributable to the sale of Registrable Securities by holders of such Registrable Securities other than the Company).

                  "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities.

                  "Specified Competitor" shall mean any of the Persons listed on
Schedule I hereto, as such Schedule may be amended or supplemented pursuant to the following sentence; provided, however, that the aggregate number of such Persons shall at no time exceed twenty-five (25). The Company may delete one or more names on Schedule I and substitute another name therefor no more frequently than annually, provided that the Company shall have given notice of such deletion and substitution to each Stockholder no less than thirty (30) days prior thereto; provided, further, however, that in addition the Company may make such a deletion and substitution no more than once each year in the event that one or more Persons shall have become a competitor by reason of merger or acquisition.

                  "Voting Stock" shall mean, with respect to any corporation, capital stock of any class or classes of such corporation the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the directors of such corporation.

                                   ARTICLE 2.
                                VOTING AGREEMENT

                  2.1. Board of Directors of the Company. The Company, Orbital and the Stockholders hereby agree that, subject to the terms and conditions of this Agreement and the voting provisions applicable to the Series A Preferred Stock set forth in the Company's Second Amended and Restated Certificate of Incorporation, the Board of Directors shall consist of up to five members (or up to seven members during an Election Event as defined in the Second Amended and Restated Certificate of Incorporation) and (i) holders of a majority of the shares of Series A Preferred Stock outstanding shall have the right to nominate two persons (and to designate either or both of such persons to be subsequently removed in accordance with the By-Laws of the Company and Section 2.2) as Directors of the Company (the "Series A Directors"), (ii) holders of a majority of the shares of Common Stock outstanding shall have the right to nominate two persons (and to designate either or both of such persons to be subsequently removed in accordance with the By-Laws of the Company and Section 2.2) as Directors of the Company, and (iii) the holders of a majority of the sum of (A) the shares of Common Stock outstanding and (B) the shares of Series A Preferred Stock outstanding voting on an as-converted basis (i.e., as if such shares of Series A Preferred Stock had been converted into shares of Common Stock at the then current Conversion Price) shall have the right to nominate one person (and to designate such person to be subsequently removed in accordance with the By-Laws of the Company and Section


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2.2) as a Director of the Company; provided, however, that the nominee described in clause (iii) above shall not be an Affiliate of Orbital or of any Stockholder; provided, further, however, that so long as Orbital shall hold, beneficially or of record, more than fifty percent (50%) of the Voting Stock of the Company, Orbital shall have the right to designate the nominee described in clause (iii) above with the consent of one of the Directors described in clause
(i) above, such consent not to be unreasonably withheld; provided, further, however, that so long as Orbital shall hold twenty percent (20%) or more of the Voting Stock, Orbital shall have the right to designate one of the nominees described in clause (ii) above.

                  2.2. Covenant to Vote. Each of the Company, Orbital and each of the Stockholders shall appear in person or by proxy at any annual or special meeting of stockholders for the purpose of obtaining a quorum and shall vote or cause the vote of the shares of Common Stock, Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock owned by such Stockholder or by any Affiliate of Orbital or such Stockholder, either in person or by proxy, at any annual or special meeting of stockholders of the Company called for the purpose of voting on the election or removal of Directors, or by consensual action of stockholders with respect to the election or removal of Directors, in favor of the election (or removal) of the Directors nominated in accordance with Section
2.1 and for the replacement of the Directors in accordance with Section 2.3. In addition, each of Orbital and the Stockholders shall appear in person or by proxy at any annual or special meeting of stockholders for the purpose of obtaining a quorum and shall vote or cause the vote of the shares of Common Stock, Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock owned by such Stockholder or any Affiliate of Orbital or such Stockholder upon any matter submitted to a vote of the stockholders of the Company in a manner so as to be consistent and not in conflict with, and to implement, the terms of this Agreement and of clause (v) of Article Four of the Second Amended and Restated Certificate of Incorporation.

                  2.3. Vacancies. If any Director is unable to serve or, once having commenced to serve, is removed or withdraws from the Board of Directors of the Company, the replacement of such Director on the Board of Directors of the Company will be nominated in accordance with the procedures described in
Section 2.1.

                  2.4. No Voting or Conflicting Agreements. Each of the Company, Orbital and each of the Stockholders agrees that it will not and will not permit any Affiliate to grant any proxy or enter into or agree to be bound by any voting trust with respect to its shares of Common Stock, Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock or to enter into any stockholder agreements or arrangements of any kind with any person with respect to its shares of Common Stock, Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock in any such case in a manner that is inconsistent with the provisions of this Agreement.

                  2.5. Special Board Approvals. The Company shall not, and shall cause each of its Subsidiaries not to, without the approval of a majority of a quorum of the Board of Directors, which majority shall include at least one Series A Director and, unless there shall have occurred and be continuing an Election Event, at least one Director described in Section 2.1(ii):

                         (a) approve any merger, consolidation, liquidation or
sale of all or substantially all of its assets;

                         (b) enter into any line of business not significantly
related to its currently existing or contemplated lines of business;

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                         (c) approve any transaction with Orbital or any of its
Affiliates, other than (i) transactions between the Company and MacDonald, Dettwiler & Associates ("MDA") pursuant to which MDA provides ground stations to the Company or its distributors in the normal course of business and on terms at least as favorable as would be obtained from a third party in an arm's length transaction, (ii) transactions pursuant to agreements existing on the Closing Date with Earth Observation Sciences Ltd. relating to OrbNet software, and (iii) transactions under this Agreement (except as otherwise set forth in this Section 2.5), the Amended and Restated Stock Purchase Agreement, the Procurement Agreement, the Services Agreement or the License Agreement (collectively, the "clause (c)(iii) agreements"), or the 1996 Orbital Imaging Corporation Stock Option Plan, the Orbital Sciences Corporation 401(k) plan, the Orbital benefit plans in which the Company's employees participate pursuant to the Services Agreement, in each case as in effect on the Closing Date and including any amendments, modifications or supplements thereto, subject to (d) below;

                         (d) approve any modification, supplement or amendment
of any of the clause (c)(iii) agreements (other than the instrument modification contemplated by Article XI of the Procurement Agreement) that would materially delay the launch, or degrade the performance, of a satellite or increase the cost to the Company by more than $1,000,000 (reduced by the cost of any such amendments subsequently ratified by the Directors in accordance with Section 2.5);

                         (e) resolve any material dispute between Orbital or any
of its Affiliates, on the one hand, and the Company, on the other hand, with respect to any clause (c)(iii) agreement or any other material agreement;

                         (f) issue or commit to issue equity securities or
securities convertible into or exchangeable or exercisable for equity securities, including any options, warrants or rights to purchase; provided, however, that no Series A Director shall vote against an Additional Financing having terms no more favorable to the purchaser thereof than the terms of the Series A Preferred Stock;

                         (g) incur indebtedness for borrowed money or any
capital lease in excess of $500,000 for a single transaction or series of related transactions;

                         (h) select, approve or remove any officer;

                         (i) approve compensation to any officer;

                         (j) approve the annual operating financial plan and
budget or any material deviation from either;

                         (k) declare any dividend (other than a required
dividend with respect to the Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock) or authorize any purchase, repurchase or optional redemption of capital stock;

                         (l) change the independent accountants;

                         (m) approve any contract involving liabilities or
obligations, whether payment or performance, including the acquisition of any capital stock or assets of any other Person, in excess of $500,000; or


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                         (n) file a voluntary petition seeking liquidation,
reorganization, arrangement or readjustment of its debts, make an assignment for the benefit of creditors, permit an involuntary petition seeking liquidation, reorganization, arrangement or readjustment of its debts or seeking appointment of a receiver to remain unchallenged or otherwise seek or permit remedies for insolvency.

                  2.6. Actions Consistent with Agreement. The Company shall not take any action inconsistent with the provisions of this Agreement.

                  2.7. Voting of Series A Preferred Stock by Orbital. If Orbital or one or more of its Affiliates shall hold, beneficially or of record, shares of Series A Preferred Stock at the time of any vote of holders of Series A Preferred Stock, Orbital shall vote or cause to be voted such shares of Series A Preferred Stock or Share Equivalents for and against any proposal in the same proportion as the shares of Series A Preferred Stock or Share Equivalents held by the Stockholders (other than Orbital or any of its Affiliates) are voted for and against such proposal.

                  2.8. Expiration of Rights. Notwithstanding any other provision of this Agreement, the parties hereto hereby agree that the rights granted pursuant to this Article 2 shall expire and be of no further force and effect
(i) as of the date on which there shall be no Series A Preferred Stock outstanding or (ii) at the option of the holders of a majority of the shares of Series A Stock outstanding, in connection with any initial public offering of Common Stock registered under the Securities Act.

                                   ARTICLE 3.
                  RESTRICTIONS ON TRANSFERS BY THE STOCKHOLDERS

                  3.1. Restrictions on Transfers Generally. Subject to the provisions of Section 3.9 hereof, each Stockholder hereby agrees that such Stockholder shall not, and shall not permit any Affiliate to, directly or indirectly, transfer, sell or otherwise dispose of any shares of Series A Preferred Stock or Common Stock, other than (i) pursuant to an effective registration statement under the Securities Act or (ii) in compliance with
Article VII of the Amended and Restated Stock Purchase Agreement; provided, however, that any transfer, sale or other disposition pursuant to clause (ii) above shall be to a Permitted Transferee only and such Permitted Transferee shall agree to be bound by the terms hereof and be deemed to be a Stockholder under this Agreement. Subject to the provisions of Section 3.9 hereof, each party hereto agrees not to pledge, mortgage, hypothecate or otherwise encumber any shares of Series A Preferred Stock or Common Stock.

                  3.2. Orbital Right of First Offer. (a) Prior to offering or soliciting any offers, or accepting any unsolicited offers, with respect to the disposition of any shares of Series A Preferred Stock or Common Stock (other than (i) to any Affiliate; (ii) as required by law or as required by the partnership agreement, to any current or former (in circumstances involving dissolution or liquidation of such Stockholder) limited or general partner of such Stockholder, in the case of any Stockholder that is a partnership; (iii) as required by law or as required by the trust agreement, to any trust beneficiary, in the case of any Stockholder that is a trust; (iv) as required by law or as required by the limited liability operating agreement, to any member in the case of any Stockholder that is a limited liability company; (v) to any transferee who acquires substantially all of the assets of such Stockholder; or (vi) in the case of KECALP Inc., to one or more of: (a) Merrill Lynch KECALP L.P. 1997, a Merrill Lynch employee limited partnership ("KECALP L.P."); or (b) one or more offshore funds (collectively, the "ML Offshore Funds") that


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are established for foreign employees of Merrill Lynch for the purpose of co-investing with KECALP L.P., but in the case of the ML Offshore Funds in no event will such entities hold more than 5% of the fully diluted capital stock of the Company after giving effect to the potential conversion rights of the holders of the Series A Preferred Stock and the Series C Preferred Stock; or other than in connection with a transaction described in Section 3.4 or Section 3.5), a Stockholder (the "Selling Holder") shall give written notice to Orbital of such proposed transfer, together with such additional information as is necessary, or reasonably requested by Orbital, to evaluate such proposed transfer (the "First Offer Notice"). The First Offer Notice shall constitute an invitation to Orbital to offer to purchase or otherwise acquire all, but not less than all, of the shares of Series A Preferred Stock or Common Stock that are the subject of such First Offer Notice.

                         (b) Upon receipt of a First Offer Notice pursuant to
Section 3.2(a) above, Orbital shall have a period of ten (10) business days (the "Offer Period") within which to submit a proposal (the "Proposal") to the Selling Shareholder to purchase all, but not less than all, of the shares of Series A Preferred Stock or Common Stock that are the subject of such First Offer Notice. The Selling Shareholder shall then have a period of thirty (30) days from the end of the Offer Period within which to accept or reject the Proposal.

                         (c) If the Selling Shareholder accepts the Proposal,
Orbital and the Selling Shareholder shall each use commercially reasonable efforts to consummate the transaction in accordance with the Proposal as promptly as practicable. If such transaction is not consummated through no fault of the Selling Shareholder within thirty (30) days of the acceptance of the Proposal, the Selling Shareholder shall, for a period of 180 days thereafter, be free to sell, transfer or otherwise dispose of all, but not less than all, of the shares of Series A Preferred Stock or Common Stock that are the subject of such First Offer Notice in any manner and to any Person. After such 180 day period, the Selling Shareholder shall not sell, transfer or otherwise dispose of such shares without again complying with the provisions of this Section 3.2.

                         (d) In the event the Selling Shareholder in its sole
discretion rejects the Proposal, the Selling Shareholder may, within the ninety
(90) days after the expiration of the Offer Period, sell, transfer or otherwise dispose of all, but not less than all, of the shares of Series A Preferred Stock or Common Stock that are the subject of such First Offer Notice on terms (including price and other terms and conditions) that (considered as a whole) are in the Selling Shareholder's good faith reasonable judgment more favorable to the Selling Shareholder than the terms contained in the Proposal. After such ninety (90) day period, the Selling Shareholder shall not sell, transfer or otherwise dispose of such shares without again complying with the provisions of this Section 3.2.

                         (e) If Orbital fails to submit a Proposal during the
Offer Period, the Selling Shareholder shall be free to sell, transfer or otherwise dispose of all, but not less than all, of the shares of Series A Preferred Stock or Common Stock that are the subject of such First Offer Notice in any manner and to any person for a period of ninety (90) days following the expiration of the Offer Period. After such ninety (90) day period, the Selling Shareholder shall not sell, transfer or otherwise dispose of such shares without again complying with the provisions of this Section 3.2.

                  3.3. Stockholders' Right of First Offer. (a) Prior to offering or soliciting any offers, or accepting any unsolicited offers, with respect to the disposition of any shares of


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Common Stock or Series C Preferred Stock (other than to any Affiliate or other than in connection with a transaction described in Section 3.5), Orbital shall give written notice to each Stockholder of such proposed transfer, together with such additional information as is necessary, or reasonably requested by any Stockholder, to evaluate such proposed transfer (the "First Offer Notice"). The First Offer Notice shall constitute an invitation to each Stockholder to offer to purchase or otherwise acquire its pro rata portion of all, but not less than all, of the shares of Common Stock or Series C Preferred Stock that are the subject of such First Offer Notice.

                         (b) Upon receipt of a First Offer Notice pursuant to
Section 3.3(a) above, each Stockholder shall have a period of ten (10) business days (the "Offer Period") within which to submit a proposal (each, a "Proposal") to Orbital to purchase all, but not less than all, of the shares of its pro rata portion of Common Stock or Series C Preferred Stock that are the subject of such First Offer Notice. Orbital shall then have a period of thirty (30) days from the end of the Offer Period within which to accept or reject such Proposal.

                         (c) If Orbital accepts one or more Proposals, Orbital
and the relevant Stockholder shall each use commercially reasonable efforts to consummate the transaction in accordance with such Proposal as promptly as practicable. If any such transaction is not consummated through no fault of Orbital within thirty (30) days of the acceptance of the Proposal, Orbital shall, for a period of 180 days thereafter, be free to sell, transfer or otherwise dispose of all, but not less than all, of the shares of Common Stock or Series C Preferred Stock that are the subject of such accepted Proposal in any manner and to any Person. After such 180 day period, Orbital shall not sell, transfer or otherwise dispose of such shares without again complying with the provisions of this Section 3.3.

                         (d) Subject to the provisions of Section 3.3(f), in the
event Orbital in its sole discretion rejects one or more Proposals, Orbital may, within the ninety (90) days after the expiration of the Offer Period, sell, transfer or otherwise dispose of all, but not less than all, of the shares of Common Stock or Series C Preferred Stock that are the subject of such rejected Proposal or Proposals on terms (including price and other terms and conditions) that (considered as a whole) are in Orbital's good faith reasonable judgment more favorable to Orbital than the terms contained in such rejected Proposal or Proposals. After such ninety (90) day period, Orbital shall not sell, transfer or otherwise dispose of such shares without again complying with the provisions of this Section 3.3.

                         (e) Subject to the provisions of Section 3.3(f), if any
Stockholder fails to submit a Proposal with respect to its pro rata portion during the Offer Period, Orbital shall be free to sell, transfer or otherwise dispose of all, but not less than all, of the shares of such pro rata portion of Common Stock or Series C Preferred Stock that are the subject of the First Offer Notice in any manner and to any person for a period of ninety (90) days following the expiration of the Offer Period. After such ninety (90) day period, Orbital shall not sell, transfer or otherwise dispose of such shares without again complying with the provisions of this Section 3.3.

                         (f) In the event Orbital rejects one or more Proposals
or any Stockholder fails to submit a Proposal with respect to its pro rata portion and Orbital has accepted one or more Proposals, Orbital shall notify each Stockholder whose Proposal has been accepted of any shares of Common Stock or Series C Preferred Stock remaining available for purchase, and each such Stockholder shall have the right to acquire a portion of such available shares pro rata to its participation in the accepted Proposals on the terms set forth in its Proposal.

                  3.4. Tag Along Right. If Orbital proposes to transfer any shares of Common Stock or Series C Preferred Stock to any Person or Persons (other than an Affiliate or other than in connection with a transfer described in Section 3.3 or Section 3.5), Orbital shall notify each Stockholder in writing (the "Tag Along Notice") of such proposed transfer and its terms and conditions. Within twenty (20) days of receipt of a Tag Along Notice, each Stockholder shall notify Orbital if it elects to participate in such transfer. Each Stockholder that so notifies Orbital shall be obligated to sell, at the same price and on the same terms as Orbital, such number of Share Equivalents as is equal to the number of shares of Common Stock or Common Stock equivalents the purchaser proposes to purchase, multiplied by a fraction, the numerator of which shall be the number of Share Equivalents held by such Stockholder and the denominator of which shall be the aggregate number of shares of Common Stock or Common Stock equivalents held by Orbital and each Stockholder exercising its rights under this Section 3.4.

                  3.5. Drag Along Right. (a) If at any time on or after the fifth anniversary of the Closing Date the holders of at least seventy percent (70%) of the Common Stock on a fully-diluted basis (the "Proposing Shareholders") propose to transfer in a bona fide arm's length sale seventy percent (70%) or more of the Common Stock or Common Stock equivalents on a fully diluted basis at a price per share equal to or greater than the greater of the Liquidation Amount or the Threshold Price corresponding to a Share Equivalent to any Person or Persons who are not Affiliates of the Proposing Shareholders (the "Proposed Transferee"), the Proposing Shareholders shall have the right (the "Drag Along Right"), subject to applicable law and compliance with any other restrictions applicable to such transfer, and subject to conversion of all but not less than all shares of Series C Preferred Stock, if any, into Common Stock and the purchase of such Common Stock in connection with consummation of the purchase of each Stockholder's Share Equivalents, to require all (but not less than all) of the Stockholders to convert all shares of Series A Preferred Stock held by each such Stockholder and to sell, pursuant to Section 3.5(b), to the Proposed Transferee all (but not less than all) of the shares of Common Stock then held by such Stockholder. Each Proposing Shareholder shall, as a condition of exercise of such Drag Along Right, agree to take all steps necessary to enable such Stockholder to comply with the provisions of this Section 3.5.

                         (b) To exercise a Drag-Along Right, the Proposing
Shareholders shall give each Stockholder a written notice (the "Drag Along Notice") containing (a) the aggregate number of shares of Common Stock or Common Stock equivalents that the Proposed Transferee proposes to acquire from the Proposing Shareholders and the Stockholders, (b) the name and address of the Proposed Transferee and (c) the proposed purchase price, terms of payment and other material terms and conditions of the Proposed Transferee's offer. Each Stockholder shall thereafter be obligated, subject to applicable law and any other applicable restrictions, to convert all shares of Series A Preferred Stock held by such Stockholder and to sell all (but not less than all) of its shares of Common Stock as provided in such Drag Along Notice, provided that the sale to the Proposed Transferee is consummated within thirty (30) days of delivery of the Drag Along Notice; provided, however, that such Stockholder shall agree to enter into a purchase agreement in form and substance approved by the Proposing Shareholders to the extent such agreement shall contain customary representations as to ownership of the shares to be purchased and the absence of liens thereon. If the sale is not consummated within such thirty (30) day period, then each Stockholder (i) shall no longer be obligated to sell such Stockholder's shares of Common Stock pursuant to such Drag Along Right but shall remain subject to the provisions of this Section 3.5 with respect to any subsequent proposed transfer described in this Section 3.5 and (ii) shall be entitled to nullify the conversion of such Stockholder's shares of Series A Preferred Stock and to continue to hold shares of Series A Preferred Stock as if such Drag Along Notice had never been received.

                  3.6. Restrictive Legends. Each share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Common Stock shall bear a legend in substantially the following form:

                  The transfer of the securities represented by this certificate is subject to the restrictions, including restrictions on ownership by foreign persons, set forth in that certain Stockholders Agreement, dated May 8, 1997 among Orbital Imaging Corporation, Orbital Sciences Corporation and certain Stockholders, copies of which are available for inspection at the offices of Orbital Imaging Corporation, and such securities may be transferred only in compliance with the terms and conditions of said Stockholders Agreement.

                  3.7. Transferees Subject to Agreement. Any transferee of any shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Common Stock shall, as a condition of the consummation of such transfer, agree to be subject to the terms of Article 2 of this Agreement.

                  3.8. Foreign Persons. The Company shall not register the transfer of any shares of capital stock of the Company to a Person who has not given a representation to the effect that such Person is not a Foreign Person (other than (a) any Person identified as a Foreign Person on Schedule I of the Amended and Restated Stock Purchase Agreement, (b) a transfer by KECALP Inc. in accordance with Section 3.2(a)(vi) hereof or (c) a transfer to a Foreign Person that is a Permitted Transferee, to the extent that the percentage of the Common Stock on a fully diluted basis held by such Person does not exceed the lesser of
(i) 5% and (ii) the percentage that would adversely affect any License then in effect).

                  3.9. Expiration of Restrictions. The parties hereto hereby agree that the restrictions set forth in Article 3 hereof shall expire and be of no further force and effect as of the date on which the Company shall consummate a public offering of Common Stock registered under the Securities Act.

                                   ARTICLE 4.
                           RIGHT TO ACQUIRE SECURITIES

                  4.1. Right to Acquire Securities. If at any time the Company proposes to issue in any non-public offering equity securities of any kind (the term "equity securities" including for these purposes any warrants, options or other rights to acquire equity securities and debt securities convertible into equity securities but excluding the issuance by the Company of the Warrants to purchase shares of Common Stock pursuant to that certain Warrant Agreement dated
as of      , 1998 between the Corporation and the Initial Purchasers named therein) of the Company (except for issuances pursuant to the terms of any stock option or other incentive plan duly approved by the Board of Directors, issuances of Series B Preferred Stock or Series C Preferred Stock or additional shares of Series A Preferred Stock after the Closing Date or issuances in connection with (i) a conversion or exchange of any outstanding securities, (ii) a stock dividend, (iii) an acquisition, (iv) a merger, amalgamation, reclassification or other reorganization, or (v) issuances having a value of less than $500,000 in any single transaction and not more than $1,500,000 in the aggregate, where the purchase price of a Common Stock equivalent is equal to or greater than the then current Conversion Price of the Series A Preferred Stock), then, as to each Stockholder at such time and as to Orbital, the Company shall:

                         (a) give written notice setting forth in reasonable
detail (i) the designation and all of the terms and provisions of the equity securities proposed to be issued (the "Proposed Securities"), including, where applicable, the voting powers, preferences and relative participating, optional or other special rights, and the qualification, limitations or restrictions thereof and interest or dividend rate and maturity; (ii) the price and other terms of the proposed sale of such securities; (iii) the amount of such securities proposed to be issued; and (iv) such other information as may be reasonably required or requested by any Stockholder or Orbital in order to evaluate the proposed issuance; and

                         (b) offer to issue to each such Stockholder and to
Orbital a portion of the Proposed Securities equal to a percentage determined by dividing (i) the number of shares of (A) Share Equivalents held by such Stockholder or (B) Common Stock or Common Stock equivalents held by Orbital by
(ii) the total number of shares of Common Stock on a fully diluted basis.

                  Each such Stockholder that wishes to exercise its purchase rights hereunder or Orbital shall deliver a written notice to that effect to the Company within fifteen (15) days after its receipt of the notice specified in
Section 4.1(a) from the Company.

                  Upon the expiration of the offering period described above, the Company will be free to sell Proposed Securities that the Stockholders or Orbital have not elected to purchase during the ninety (90) days following such expiration on terms and conditions (considered as a whole) no more favorable to the purchasers thereof than those offered to such Stockholders and Orbital. Any Proposed Securities offered or sold by the Company after such 90-day period must be re-offered to the Stockholders and Orbital pursuant to this Section 4.1. The election by any Stockholder or Orbital not to exercise its subscription rights under this Section 4.1 in any one instance shall not affect its right (other than in respect of a reduction in its percentage holdings) as to any subsequent proposed issuance. Any sale of such securities by the Company without first giving the Stockholders and Orbital the rights described in this Section 4.1 shall be void and of no force and effect, and the Company shall cause any correction required to be effected.

                  4.2. Expiration of Right. The parties hereto agree that the rights set forth in Article 4 hereof shall expire and be of no further force and effect as of the date on which the Company shall consummate a public offering of Common Stock registered under the Securities Act.

                                   ARTICLE 5.
                               REGISTRATION RIGHTS

                  5.1.     Demand Registration.

                         (a) Request for Registration. If the Company shall
receive from an Initiating Holder, at any time (i) after 180 days after an initial public offering of Common Stock registered under the Securities Act, or
(ii) after June 30, 2002 if the Company has not consummated an initial public offering of Common Stock registered under the Securities Act or has not merged with or into a public company by such date, a written request that the Company effect any registration with respect to all or a part of the Registrable Securities, the Company will:

                                    (A) promptly give written notice of the
                  proposed registration to all other Holders of Registrable Securities; and

                                    (B) as soon as practicable, use its best
                  efforts to effect a registration statement, in accordance with
                  Section 5.4, as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request in accordance with such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within 10 business days after written notice from the Company is given under Section 5.1(a)(A) above; provided, however, that the Company shall not be obligated to effect, or take any action to effect, any such registration pursuant to this Section 5.1(a);

                                                 (x) if  the  Company   shall
                  furnish to Holders requesting the filing of a registration statement pursuant to this Section 5.1(a) a certificate signed by the President or Chief Executive Officer of the Company to the effect that, in the good faith judgment of the Board of Directors, the filing, the offering or the disclosure required thereby would adversely affect a pending or contemplated acquisition, financing or other material transaction of the Company and it is therefore in the best interests of the Company to defer the filing of such registration statement, then the Company shall have the right to defer such filing for a period of not more than 90 days after the date of furnishing such certificate; provided, however, that the Company may not exercise such right more than once in any twelve (12) month period;

                                                 (y) if   the    Registrable
                  Securities requested by all Holders to be registered pursuant to such request do not (I) represent at least 10% of the Registrable Securities or (II) have an anticipated aggregate public offering price (before any underwriting discounts and commissions) of at least $5,000,000; or

                                                 (z) at any time  subsequent  to
                  the third such registration made pursuant to this Section 5.1(a) which shall not have been interfered with by any order or requirement of the Commission or any other governmental agency or any court.

                  The registration statement filed pursuant to the request of the Initiating Holders may, subject to the provisions of Section 5.1(b) below, include other securities of the Company which are held by Persons who, by virtue of agreements with the Company, are entitled to include their securities in any such registration, but the right of such Persons to include any of their securities in any such registration shall be subject to the limitations set forth in Section 5.1(b) below.

                  Holders holding a majority of the Registrable Securities requested to be registered may, at any time prior to the effective date of the registration statement relating to such registration, revoke such request, without liability to the Company or any of the other Holders or the Other Shareholders (as defined below), by providing a written notice to the Company revoking such request.

                         (a) Underwriting. If the Initiating Holders intend to
distribute the Registrable Securities covered by their request by means of an underwriting (which underwriter shall be selected by such Holders and reasonably acceptable to the Company), they shall so advise the Company as a part of their request made pursuant to Section 5.1(a).

                  If holders of Common Stock other than Registrable Securities who are entitled, by virtue of agreements with the Company or otherwise, to have Common Stock included in such a registration (the "Other Shareholders") request such inclusion, the Initiating Holders shall offer to include the securities of such Other Shareholders in the underwriting and may condition such offer on the acceptance of such Other Shareholders of the further applicable provisions of this Article 5. The Holders whose shares are to be included in such registration and the Company shall (together with all Other Shareholders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting by the Initiating Holders and reasonably acceptable to the Company. Notwithstanding any other provision of this Section 5.1, if the representative advises (i) the Holders or the Company in writing that marketing factors require a limitation on the number of shares to be underwritten or (ii) the Holders or the Company in writing that the inclusion of shares held by officers and directors of the Company in the offering could, in the representative's best judgment, materially reduce the offering price per share, then, in the case of the preceding clause (i), the Common Stock held by Holders and Other Shareholders shall be excluded from such underwriting in accordance with the immediately succeeding sentence to the extent so required by such limitations and, in the case of the preceding clause
(ii), the Common Stock held by officers and directors of the Company shall be excluded from such underwriting to the extent advised by the representative. In connection with any exclusion pursuant to clause (i) above, the Common Stock of all Other Shareholders (including Orbital and its Affiliates, except in its capacity as an Other Demand Holder by virtue of its being a holder of Series C Preferred Stock) other than Holders and Other Demand Holders will be excluded first; if, after the exclusion of such shares, further reductions are required to meet the limitation on the number of shares to be underwritten as advised by the representative, the number of shares that may be included in the underwriting by each Holder and each Other Demand Holder requesting inclusion in the registration shall be reduced on a pro rata basis (based on the number of Share Equivalents or Common Stock equivalents held at such time by the respective Holders and Other Demand Holders, as the case may be, requesting inclusion in such registration) by such minimum number of shares as is necessary to comply with such limitation. If any Other Shareholder who has requested inclusion in such registration as provided above disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the underwriter and the Initiating Holders. The securities so withdrawn shall also be withdrawn from registration. If the underwriter has not limited the number of Registrable Securities or other securities to be underwritten, the Company may include its securities for its own account in such registration if the representative so agrees and if the number of Registrable Securities and other securities which would otherwise have been included in such registration and underwriting will not thereby be limited. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall not be included in such registration.

                         (b) The Company shall not grant any registration rights
inconsistent with the provisions of this Section 5.1, and in granting any demand registration rights hereafter shall provide that the Holders shall have the right to notice of the exercise of any such demand registration right and to participate in such registration on a pro rata basis (based on the number of Share Equivalents or Common Stock equivalents, as the case may be, held at such time by the respective Holders and Other Demand Holders requesting inclusion in such registration).

                  5.2.     Piggyback Registration.

                         (a) If, other than in connection with a registration
described in Section 5.1 or the registration of Common Stock incidental to the registration of convertible securities, the Company shall determine to register any of its Common Stock either for its own account or for the account of a holder or holders of Common Stock (other than a registration on Form S-8 (or similar or successor form) or a registration on Form S-4 (or similar or successor form), or a registration on any registration form which does not permit secondary sales or does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities), the Company will:

                                    (i) promptly give to each of the Holders a
                  written notice thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable blue sky or other state securities laws); and

                                    (ii) include in such registration (and any
                  related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests made by the Holders within fifteen (15) days after receipt of the written notice from the Company described in clause 5.2(a)(i) above, except as set forth in Section 5.2(b) below. Such written request may specify all or a part of the Holders' Registrable Securities.

                         (b) Underwriting. If the registration of which the
Company gives notice is for a registered public offering involving an underwriting (which underwriter shall be selected by the Company, in its sole discretion), the Company shall so advise each of the Holders as a part of the written notice given pursuant to Section 5.2(a)(i). In such event, the right of each of the Holders to registration pursuant to this Section 5.2 shall be conditioned upon such Holders' participation in such underwriting and the inclusion of such Holders' Registrable Securities in the underwriting to the extent provided herein. The Holders whose shares are to be included in such registration shall (together with the Company and the Other Shareholders distributing their Common Stock through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for underwriting by the

Company. Notwithstanding any other provision of this Section 5.2, if the representative advises (i) the Holders or the Company in writing that marketing factors require a limitation on the number of shares to be underwritten or (ii) the Holders or the Company in writing that the inclusion of shares held by the officers and directors of the Company in the offering could, in the representative's best judgment, materially reduce the offering price per share, then, in the case of the preceding clause (i), the Common Stock held by Orbital and its Affiliates (other than in its capacity as an Other Demand Holder by virtue of its being a holder of Series C Preferred Stock) and all Other Shareholders (other than any Other Demand Holder) shall be excluded from such underwriting to the extent so required by such limitations and, in the case of the preceding clause (ii), the Common Stock held by officers and directors of the Company shall be excluded from such underwriting to the extent so advised by the representative. If, after exclusion of such shares, further reductions are required to meet the limitation on the number of shares to be underwritten as advised by the representative, the number of shares that may be included in the underwriting by each Holder and each Other Demand Holder requesting inclusion in such registration shall be reduced, on a pro rata basis (based on the number of Share Equivalents or Common Stock equivalents held at such time by the respective Holders and Other Demand Holders, as the case may be, requesting inclusion in such registration), by such minimum number of shares as is necessary to comply with such limitation (it being understood that the foregoing shall not be a limitation on the number of shares of Common Stock to be registered by the Company). If any of the Holders or any officer, director or Other Shareholder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the underwriter. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall not be included in such registration.

                         (b) Number. Each of the Holders shall be entitled to
have its shares included in an unlimited number of registrations pursuant to this Section 5.2.

                  5.3. Expenses of Registration. Upon the exercise of registration rights set forth in this Article 5, the Company shall pay all Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to this Article 5; provided, however, that such expenses shall not include Selling Expenses, which shall be borne by the holders of the securities so registered pro rata on the basis of the number of their shares so registered.

                  5.4. Registration Procedures. In the case of each registration effected by the Company pursuant to this Article 5, the Company will keep the Holders requesting inclusion in such registration advised in writing as to the initiation of each registration and as to the completion thereof. In connection with any offering of Registrable Securities registered pursuant to Section 5.1 or 5.2 of this Article 5, at its expense, the Company shall:

                                    (i) prepare and file with the Commission, as
                  promptly as practical, after receipt of a request for registration pursuant to this Article 5, a registration statement on any form for which the Company then qualifies, and which form shall be available for the sale of the Registrable Securities in accordance with the intended methods of distribution thereof, and use its best efforts to cause such registration statement to become and remain effective as provided herein; provided, however, that before filing with the Commission a registration statement or prospectus or any amendments or supplements thereto, the Company will (A) furnish, to one counsel selected by the Holders of a majority of the Registrable Securities requested to be registered, copies of all such documents proposed to be filed for said counsel's review and comment and (B) notify each Holder of Registrable Securities to be registered of any stop order issued or threatened by the Commission and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered;

                                    (ii) prepare and file with the Commission
                  such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration effective for a period of one hundred and eighty (180) days and comply with the provisions of the Securities Act with respect to the disposition of securities covered by such registration statement during such period in accordance with the intended method of disposition by sellers thereof set forth in such registration statement; provided, however, that such 180-day period shall be extended for a period of time equal to the period, if any, during which the Holders refrain from selling any securities included in such registration in accordance with provisions of the last paragraph of this Section 5.4;

                                    (iii) furnish to each underwriter, if any,
                  and each Holder of Registrable Securities covered by such registration statement such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto), and the prospectus included in such registration statement (including each preliminary prospectus) in conformity with the requirements of the Securities Act, and such other documents incident thereto as each of the Holders from time to time may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Holder;

                                    (iv) use its best efforts to register or
                  qualify such Registrable Securities under such other state securities or "blue sky" laws of such jurisdictions as any Holder, and underwriter, if any, of Registrable Securities covered by such registration statement reasonably requests and do any and all other acts and things that may be reasonably necessary or advisable to enable such Holder and each underwriter, if any, to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Holder; provided that the Company will not be required as a result thereof to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this clause (iv), (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction;

                                    (v) use its best efforts to cause the
                  Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the Holder or Holders thereof to consummate the disposition of such Registrable Securities;

                                    (vi) immediately notify each Holder of such
                  Registrable Securities at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event that comes to the Company's attention if as a result of such event the prospectus included in such registration statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and the Company will promptly prepare and furnish to such Holder a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

                                    (vii) use its best efforts to cause all such
                  Registrable Securities to be listed on a national securities exchange in the United States or NASDAQ and on each securities exchange on which similar securities issued by the Company may then be listed, and enter into such customary agreements including a listing application and indemnification agreement in customary form, and to provide a transfer agent and registrar for such Registrable Securities covered by such registration statement no later than the effective date of such registration statement;

                                    (viii) enter into such customary agreements
                  (including an underwriting agreement or qualified independent underwriting agreement, in each case, in customary form) and take all such other actions as the Holders of a majority of the Registrable Securities being covered by such registration statement or the underwriters retained by such Holders, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities, including customary representations, warranties, indemnities and agreements;

                                    (ix) make available for inspection, during
                  business hours of the Company, by any Holder of Registrable Securities covered by such registration statement, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by any such Holder or underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries (collectively, "Records"), if any, as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees, and those of the Company's affiliates, if any, to supply all information and respond to all inquiries reasonably requested by any such Inspector in connection with such registration statement;

                                    (x) use all commercially reasonable efforts
                  to obtain a "cold comfort" letter from the Company's appointed auditors in customary form and covering such matters of the type customarily covered by "cold comfort" letters as the Holders of a majority in interest of the Registrable Securities being sold reasonably request; and

                                    (xi) otherwise use all commercially
                  reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to the Holders, as soon as reasonably practicable, an earnings statement covering a period of at least twelve months beginning after the effective date of the registration statement (as the term "effective date" is defined in Rule 158(c) under the Securities Act) which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

                  It shall be a condition precedent to the obligation of the Company to take any action with respect to any Registrable Securities that the Holder thereof shall furnish to the Company such information regarding the Registrable Securities and any other Company Stock held by such Holder and the intended method of disposition of the Registrable Securities held by such Holder as the Company shall reasonably request and as shall be required in connection with the action taken by the Company.

                  Each Holder of Registrable Securities agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 5.4(vi) hereof, such Holder will forthwith discontinue disposition of Registrable Securities until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 5.4(vi) hereof, and, if so directed by the Company (at the Company's expense), such Holder will deliver to the Company all copies (including, without limitation, any and all drafts), other than permanent file copies, then in such Holder's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

                  5.5.     Indemnification.

                         (a) In the event of any registration of any shares of
Common Stock under the Securities Act pursuant to this Agreement, the Company will indemnify and hold harmless each of the Holders of any Registrable Securities covered by such registration statement, their respective directors and officers, general partners, limited partners, members and managing directors, each other Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls, is controlled by or is under common control with any such Holder or any such underwriter within the meaning of the Securities Act (and directors, officers, controlling Persons, partners, members and managing directors of any of the foregoing) against any and all losses, claims, damages and liabilities (or actions in respect thereto), joint or several, and expenses (including any amounts paid in any settlement effected with the Company's consent, which consent will not be unreasonably withheld) to which such Holder, any such director or officer or general or limited partner or member or managing director or any such underwriter or controlling Person may become subject under the Securities Act, state securities or "blue sky" laws, common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) or expenses arise out of or are based upon (A) any untrue statement (or alleged untrue statement) of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto, (B) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (C) any violation (or alleged violation) by the Company of any federal, state or common law rule or regulation applicable to the Company and relating to action required of or inaction by the Company in connection with any such registration, qualification or compliance. The Company will reimburse each such Holder, director, officer, general partner, limited partner, member, managing director or underwriter and controlling Person for any legal and any other expenses reasonably incurred in connection with investigating or defending such claim, loss, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such claim, loss, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based on any untrue statement (or alleged untrue statement) or omission (or alleged omission) made in such registration statement or amendment or supplement thereto or in any such preliminary, final or summary prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder in its capacity as a Holder or by any such director, officer, general or limited partner, member, managing director, underwriter or controlling Person of such Holder specifically stating that it is for use therein.

                  The indemnity provided for herein shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder or any such director, officer, general partner, limited partner, member, managing director, underwriter or controlling Person and shall survive the transfer of such securities by such Holder.

                         (b) Each of the Holders will, if Registrable Securities
held by it are included in any registration statement filed in accordance with the provisions hereof, (x) indemnify, on a several and not joint basis, the Company and its directors, officers, controlling Persons and all other prospective sellers and their respective directors, officers, general and limited partners, members, managing directors, and their respective controlling Persons against all claims, losses, damages and liabilities (or actions in respect thereof) and expenses to which any such Person may become subject under the Securities Act, state securities or "blue sky" laws, common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) or expenses arise out of or are based upon (A) any untrue statement (or alleged untrue statement) of a material fact with respect to such Holder contained in any such registration statement, preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto, or (B) any omission (or alleged omission) to state therein a material fact with respect to such Holder required to be stated therein or necessary to make the statements made by such Holder therein not misleading and
(y) reimburse the Company and its directors, officers, controlling Persons and all other prospective sellers and their respective directors, officers, general and limited partners, members, managing directors, and their respective controlling Persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in the case of both clause (x) and clause (y), to the extent, and only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by such Holder with respect to such Holder and stated to be specifically for use therein; provided, however, that the obligations of each of the Holders hereunder shall be limited to an amount equal to the proceeds to such Holder from securities sold pursuant to such registration statement or prospectus. The indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any of the Holders of Registrable Securities, underwriters or any of their respective directors, officers, general or limited partners, members, managing directors or controlling Persons and shall survive the transfer of such securities by such Holder.

                         (c) Each party entitled to indemnification under this
Section 5.5 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld) and the Indemnified Party may participate in such defense at such party's expense (unless one or more Indemnified Parties shall have reasonably concluded that there may be a conflict of interest between the Indemnifying Party and such Indemnified Parties in such action, in which case the fees and expenses of one counsel for such Indemnified Parties shall be at the expense of the Indemnifying Party and shall be reimbursed as they are incurred); and provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 5.5 except to the extent the Indemnifying Party is actually materially prejudiced thereby. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as a term thereof the giving by the claimant or plaintiff to such Indemnified Party of an unconditional release from all liability with respect to such claim or litigation. Each Indemnified Party shall promptly furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

                         (d) In order to provide for just and equitable
contribution in circumstances in which the foregoing indemnity agreements provided for in this Section 5.5 are for any reason held to be unenforceable although applicable in accordance with their terms, the Company and the Holders shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement in such proportion as shall be appropriate to reflect (A) the relative benefits received by the Company, on the one hand, and the Holders of the Registrable Securities included in the offering on the other hand, from the offering of the Registrable Securities and any other securities included in such offering, and (B) the relative fault of the Company, on the one hand, and the Holders of the Registrable Securities included in the offering, on the other, with respect to the statements or omissions that resulted in such loss, liability, claim, damage or expense, or action in respect thereof, as well as any other relevant equitable considerations; provided, however, that no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Holders of the Registrable Securities, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Holders of the Registrable Securities agree that it would not be just and equitable if contribution pursuant to this Section 5.5 were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. Notwithstanding anything to the contrary contained herein, the Company and the Holders agree that any contribution required to be made by a Holder pursuant to this Section 5.5 shall not exceed the net proceeds from the offering of Registrable Securities (before deducting expenses) received by such Holder with respect to such offering. For purposes of this Section 5.5, each Person, if any, who controls a Holder within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as such Holder, and each director of the Company, each officer of the Company who signed the registration statement, and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as the Company.

                         (e) The foregoing indemnity agreements of the Company
and the Holders are subject to the condition that, insofar as they relate to any loss, claim, liability or damage made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the Commission at the time the registration statement in question becomes effective or the amended prospectus filed with the Commission pursuant to Commission Rule 424(b) (the "Final Prospectus"), such indemnity agreements shall not inure to the benefit of
(i) any underwriter if a copy of the Final Prospectus was furnished to the underwriter and was not furnished to the Person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act or (ii) in circumstances where no underwriter is acting as such in the offer and sale in question, any Holder who (a) either directly or through its agent provided the preliminary prospectus to the Person asserting the loss, liability, claim or damage, (b) was furnished with a copy of the Final Prospectus, and (c) did not furnish or cause to be furnished the Final Prospectus to the Person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.

                  5.6. Information by the Holders. Each of the Holders included in any registration shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Article 5.

                  5.7. Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may permit the sale of the Restricted Securities to the public without registration, the Company agrees to use all commercially reasonable efforts to:

                                    (i) make and keep public information
                  available as those terms are understood and defined in Rule 144, at all times from and after the effective date of the first registration statement under the Securities Act filed by the Company for an offering of its securities to the general public;

                                    (ii) file with the Commission in a timely
                  manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements; and

                                    (iii) so long as any Holder owns any
                  Registrable Securities, furnish to such Holder upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time from and after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as any Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such Holder to sell any such securities without registration.

                  5.8. Assignability. The registration rights set forth in this
Article 5 shall be assignable by any Holder, in whole or in part, to any transferee of Registrable Securities provided such transferee agrees to be bound by all provisions of this Agreement.

                  5.9. Series C Preferred Stock. Upon issuance of any shares of Series C Preferred Stock to Orbital, Orbital shall have registration rights identical to those set forth in this Article 5 for holders of Registrable Securities, mutatis mutandis, except that for all purposes of this Article 5, Orbital shall be deemed to be an Other Demand Holder.

                                   ARTICLE 6.
                      CERTAIN REPRESENTATIONS AND COVENANTS

                  6.1. Stockholder Representation. Each Stockholder represents and warrants as to itself that such Stockholder is not a party with any other Person to any other agreement with respect to the holding, voting, acquisition or disposition of shares of Series A Preferred Stock or Common Stock, other than the Amended and Restated Stock Purchase Agreement.

                  6.2. Orbital Representation. Orbital represents and warrants that it is not a party with any other Person to any other agreement with respect to the holding, voting, acquisition or disposition of shares of Common Stock, other than the Amended and Restated Stock Purchase Agreement.

                  6.3. Company Representation. The Company represents and warrants that (i) it is not a party with any other Person to any other agreement with respect to the holding, voting, acquisition or disposition of shares of Common Stock, other than the Amended and Restated Stock Purchase Agreement and
(ii) it has not granted to any other Person any other registration rights with respect to capital stock of the Company, and no holder of any capital stock of the Company shall have as of the date hereof any right to require registration of any capital stock of the Company under the Securities Act or to include any security in any registration statement filed by the Company under the Securities Act.

                  6.4. Company Covenant. At any time after the consummation of a public offering of Common Stock registered under the Securities Act or registration of securities of the Company under the Exchange Act, the Company will supply to each Holder promptly upon transmission thereof to its stockholders, copies of all financial statements, proxy statements, notices and reports including without limitation Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q in definitive form which it files or which it is or may be required to file with the Commission.

                  6.5. Foreign Person Status. Each of Orbital and each of the Stockholders (other than any Person listed on Schedule I of the Amended and Restated Stock Purchase

Agreement and identified as a Foreign Person or KECALP, Inc. in accordance with
Section 3.2(a)(vi) hereof) will notify the Company promptly in writing of the acquisition of more than twenty-five percent (25%) of the voting securities of such Person by a Foreign Person.

                  6.6. Certain Acknowledgments. Each Stockholder acknowledges that it has received, and in the future it may receive, information regarding the Company or Orbital that may be material non-public information with respect to Orbital. Each Stockholder acknowledges that such Stockholder is aware that the United States securities laws prohibit any person from purchasing or selling securities of a company while in possession of and/or based on material non-public information or from communicating such information to another person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities. It is agreed by the parties hereto that this Section 6.6 shall not provide to Orbital any rights or causes of action in addition to those otherwise available to Orbital.

                                   ARTICLE 7.
                                  MISCELLANEOUS

                  7.1. Injunctive Relief. It is acknowledged that it will be impossible to measure in money the damages that would be suffered if the parties fail to comply with certain of the obligations imposed on them by this Agreement, including without limitation those obligations set forth in Article 2, Article 3 and Article 4, and that in the event of any such failure, an aggrieved person will be irreparably damaged and will not have an adequate remedy at law. Any such person shall, therefore, be entitled to injunctive relief and/or specific performance to enforce such obligations, and if any action should be brought in equity to enforce any of such provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

                  7.2. Further Assurances. Each party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

                  7.3. Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Delaware.

                  7.4. Entire Agreement; Amendment; Waiver. This Agreement (i) together with the Amended and Restated Stock Purchase Agreement contains the entire agreement among the parties hereto with respect to the subject matter hereof, (ii) supersedes all prior written agreements and negotiations and oral understandings, if any, with respect thereto, (iii) may not be amended or supplemented except by an instrument or counterparts thereof in writing signed by the Company, Orbital and the holders of at least 66-2/3% of the shares of Series A Preferred Stock or Share Equivalents then outstanding and (iv) may not be discharged except by such written instrument or by performance. No waiver of any term or provision shall be effective unless in writing signed by the party to be charged.

                  7.5. Binding Effect. This Agreement shall be binding on and inure to the benefit of the parties hereto and, subject to the terms and provisions hereof, their respective legal representatives, successors and assigns.

                  7.6. Invalidity of Provision. The invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of this Agreement, including that provision, in any other jurisdiction.

                  7.7. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, all of which shall be deemed but one and the same instrument and each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

                  7.8. Notices. All notices and other communications provided for or given or made hereunder shall be in writing (including delivery by facsimile transmission) and, unless otherwise provided herein, shall be deemed to have been given when received by the party to whom such notice is to be given at its address set forth in the Amended and Restated Stock Purchase Agreement, or such other address for the party as shall be specified by notice given pursuant hereto.

                  7.9. Headings. The descriptive headings of the several paragraphs of this Agreement are inserted for convenience only and do not constitute part of this Agreement.

                  IN WITNESS WHEREOF, this Agreement has been executed by or on behalf of each of the parties hereto as of the date first above written.

                                        ORBITAL IMAGING CORPORATION


                                        By
                                          --------------------------------------
                                        Title:
                                              ----------------------------------


                                        ORBITAL SCIENCES CORPORATION


                                        By
                                          --------------------------------------
                                        Title:
                                              ----------------------------------

                                   SCHEDULE I

                              SPECIFIED COMPETITORS

Earth Watch Inc.
Ball Corporation
CTA Incorporated
Hitachi Ltd.
Space Imaging, Inc.
Lockheed-Martin
Raytheon Company
Raytheon E-Systems
Spot Image Corporation
Matra Marconi
Alcatel Alsthom
Space Imaging/EOSAT
Israeli Aircraft Industries
GDE Systems, Inc.
ITEK Optical Systems
Northrop Grumman Corporation
Eastman Kodak Company
Hughes Electronics
Mitsubishi International
Nuova Telespazio
Datron/Transco
TRW, Inc.
Core Software Technologies
GER Associates
Motorola, Inc.
The Boeing Company
Astrovision Entertainment Systems
Autometric, Inc.